                                                                     EXHIBIT 4.2

Number                                                                 Shares
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                            CABLETRON SYSTEMS, INC.

            Series A Convertible Preferred Stock, $1.00 Par Value

      SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND CLASSES OF STOCK

   This certifies that -SPECIMEN- is the owner of -ZERO- shares, fully paid and non-assessable, of the Series A Convertible Preferred Stock of CABLETRON SYSTEMS, INC., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

   This certificate and the shares represented hereby are subject to the General Corporation Law of the State of Delaware and to the Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

   IN WITNESS WHEREOF, CABLETRON SYSTEMS, INC. has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this ___ day of

__________________________________           __________________________________
Any one of Chairman,                          Any one of Treasurer
Vice Chairman, President or Vice              Assistant Treasurer, Secretary or
President                                     Assistant Secretary
                                    [SEAL]

                           RESTRICTIONS ON TRANSFER
                           ------------------------
     The Securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act or unless the Corporation has received an opinion of counsel satisfactory to the Corporation and its counsel that such registration is not required.

     The holder of the securities represented by this certificate is subject to certain obligations contained in a Standstill Agreement dated as of August 29, 2000, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

                                  ASSIGNMENT
                                  ----------

     For value received, the undersigned hereby sells, assigns and transfers to ______________________________ __________________ shares of the capital stock represented by this certificate, and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer such stock on the books ___________________________________ with full power of substitution in the premises.

Dated _____________________

                           Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate.


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